UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

SCHOLASTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

557 Broadway
New York, New York		10012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 343-6100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SCHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Scholastic Corporation (the “Company”) held its annual meeting of stockholders on September 16, 2026. The final results of voting on each of the matters submitted to a vote of the security holders at the meeting are as follows:

Matters Voted Upon by Holders of Class A Stock

1.
Nominees for Election to Board of Directors

	For	Against	Withheld
Andrés Alonso	828,100	0	0
Robert Dumont	828,100	0	0
Alix Guerrier	828,100	0	0
Kaya Henderson	828,100	0	0
Linda Li	828,100	0	0
Iole Lucchese	828,100	0	0
Verdell Walker	828,100	0	0
Peter Warwick	828,100	0	0

2.
Approval of Fiscal 2026 compensation paid to Scholastic Named Executive Officers

For	Against	Abstain

828,100	0	0

The shares of Class A Stock are not held through brokers and, accordingly, broker non-votes are not applicable.

Matters Voted Upon by Holders of Common Stock

1.
Nominees for Election to Board of Directors.

	For	Against	Withheld	Broker Non-Vote
Milena Alberti	9,873,014	0	5,158,459	0
James W. Barge	7,553,279	0	7,478,194	0
Anne Clarke Wolff	9,983,256	0	5,048,217	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date:	September 21, 2026	By:	/s/ Chris Lick
Chris Lick Executive Vice President, General Counsel and Secretary